Exhibit 10.19

                             CONTRIBUTION AGREEMENT


                  THIS CONTRIBUTION AGREEMENT (the "Agreement") is made this 27th day of December, 2002, by and among SMITHFIELD FOODS, INC., a Virginia corporation ("Smithfield"), ELLIS M. SHORE, an individual, MICHAEL D. QUEEN, an individual (Ellis M. Shore and Michael D. Queen are collectively referred to as the "Shareholders") and PENNEXX FOODS, INC. (formerly known as PINNACLE FOODS, INC.), a Pennsylvania corporation ("Pennexx").

                                   BACKGROUND:

                  WHEREAS, Smithfield purchased from Pennexx and Pennexx sold and issued to Smithfield 13,003,494 shares of Pennexx common stock, par value $0.01 per share ("Pennexx Common Stock") pursuant to that certain Stock Purchase Agreement dated May 31, 2001 (the "Stock Purchase Agreement");

                  WHEREAS, the intent of the parties in executing the Stock Purchase Agreement was for Smithfield to acquire exactly fifty percent (50%) of the equity interests of Pennexx through the issuance and sale to Smithfield of that number of shares of Pennexx Common Stock equal to the number of shares of Pennexx Common Stock issued and outstanding immediately prior to consummation of the transactions contemplated by the Stock Purchase Agreement;

                  WHEREAS, Pennexx discovered after the closing under the Stock Purchase Agreement that 493,333 shares of Pennexx Common Stock were erroneously issued and outstanding as of May 31, 2001, and therefore Smithfield was sold and issued 493,333 shares of Pennexx Common Stock in excess of the number of shares of Pennexx Common Stock representing exactly fifty percent (50%) of the equity interests of Pennexx as of May 31, 2001; and

                  WHEREAS, Smithfield desires to contribute 493,333 shares of Pennexx Common Stock to Pennexx and thereby cause Smithfield to own 12,510,161 shares of Pennexx Common Stock, the number of shares of Pennexx Common Stock representing exactly fifty percent (50%) of the outstanding Pennexx Common Stock as of May 31, 2001.

                  NOW THEREFORE, for and in consideration of the premises and of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings given to them in the Stock Purchase Agreement.

2. Pennexx Common Stock Outstanding. Pennexx and Shareholders represent and warrant to Smithfield that the number of shares of Pennexx Common Stock outstanding on June 27, 2001 (the closing date of the Stock Purchase Agreement), exclusive of shares of Pennexx Common Stock owned by Smithfield, was 12,510,161. Subject to the

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     following sentence, Pennexx and Shareholders further represent and warrant to Smithfield that the number of shares of Pennexx Common Stock representing exactly fifty percent (50%) of the equity ownership of Pennexx as of the date of this Agreement is 13,510,161. Such number does not include 304,500 shares of Pennexx Common Stock that have been issued in the name of but not delivered to Robert Matthews, and which may be delivered to Mr. Matthews in cancellation of a former $300,000 obligation of Pennexx to Mr. Matthews and in connection with the settlement of certain litigation that Mr. Matthews has brought against Pennexx. If such shares of Pennexx Common Stock are ultimately delivered to Mr. Matthews, the parties agree that Smithfield will have right, for a period of thirty (30) days after notice of such delivery is given to Smithfield, to acquire 304,500 shares of Pennexx Common Stock for a purchase price of $300,000. If shares of Pennexx Common Stock are issued to Robert Matthews in settlement of such litigation in excess of 304,500 shares of Pennexx Common Stock, Smithfield shall also have the right, for a period of thirty (30) days after notice of such delivery is given to Smithfield, to purchase such excess number of shares of Pennexx Common Stock at a price of One Dollar ($1.00) per share.

3. Contribution to Pennexx. In reliance upon the representations and warranties provided by Pennexx and Shareholders herein, and in order to reduce Smithfield's ownership of Pennexx Common Stock to exactly fifty percent (50%) of the outstanding equity interests of Pennexx as of May 31, 2001, Smithfield shall and hereby agrees to contribute, transfer and assign its entire right, title and interest in and to 493,333 shares of Pennexx Common Stock to Pennexx. Smithfield and Pennexx shall take all appropriate steps to have the transfer agent for Pennexx deliver to Smithfield a certificate representing Smithfield's ownership of 12,510,161 shares of Pennexx Common Stock, and Smithfield shall tender for cancellation in exchange therefor and Pennexx shall cause to be cancelled, the certificate Smithfield currently holds representing ownership of 13,003,494 shares of Pennexx Common Stock together with such stock powers executed in blank as Pennexx may reasonably request.

4. Further Assurances. Smithfield, Pennexx and Shareholders covenant to each other and agree that each will execute and deliver all such instruments, agreements or documents as may be necessary to evidence the transactions contemplated by this Agreement. Smithfield, Pennexx and Shareholders further covenant to each other and agree that if any party hereafter reasonably believes that an amendment to any document executed in connection with the Stock Purchase Agreement or this Agreement is necessary to carry out the intent of the Stock Purchase Agreement and this Agreement, then each party will execute and deliver all such instruments, agreements or documents as necessary to evidence any such reasonably requested amendment.

5. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

6. Governing Law. This Contribution Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed and delivered by their proper and duly authorized officers, as of the date first above written.

Attest:                                   PENNEXX FOODS, INC.


  /s/ Joesph Beltrami                     By:/s/ Michael D. Queen
---------------------                     ---------------------------
                                          Title:  President

[Corporate Seal]


Attest:                                   SMITHFIELD FOODS, INC.


                                          By:      /s/ Michael H. Cole
---------------------                     --------------------------------
                                          Title:  Secretary and Associate
                                                  General Counsel
[Corporate Seal]


Witness:


 ----------------------                   /s/ Ellis M. Shore        (Seal)
                                          --------------------------------
                                          Ellis M. Shore


Witness:


  /s/ Joesph Beltrami                     /s/ Michael D. Queen  (Seal)
---------------------                     --------------------------------
                                          Michael D. Queen

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